UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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DSS, INC.

(Name of Registrant As Specified In Charter)

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DSS, INC.

275 Wiregrass Pkwy

West Henrietta, NY 14586

(585) 325-3610

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

West Henrietta, NY

February 17, 2026

This Information Statement is furnished to the holders of shares of common stock, par value $0.02 per share (“Common Stock”) and shares of Preferred Stock, par value $0.02 per share (the “Preferred Stock”) per share of DSS, Inc., a New York corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	Approval of an amendment to the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”) to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder from 674,778 to 3,637,007.

The purpose of this Information Statement is to notify our stockholders that on January 12, 2026, stockholders holding a majority of the voting power of our issued and outstanding shares of voting stock, executed a written consent approving the Corporate Actions. Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after a definitive Information Statement has been distributed to the shareholders of the Company.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under New York law and the Company’s Certificate of Incorporation and Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common and preferred stock of record at the close of business on January 12, 2026 (the “Record Date”), are entitled to notice of the stockholder action by written consent.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 was filed with the SEC on March 31, 2025, (the “2024 Annual Report”), is available on the Company’s website (www.dssworld.com.) or upon request by contacting us at DSS, Inc., 275 Wiregrass Pkwy, West Henrietta, New York 14586; Attn: Investor Relations.

The Company is mailing its stockholders of record as of January 12, 2026, a definitive Information Statement materials on or about February 17, 2026.

The Information Statement is available for viewing on the Internet at: www.dssworld.com.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Ambrose Chan Heng Fai
Ambrose Chan Heng Fai Executive Chairman of the Board

DSS, Inc.

275 Wiregrass Pkwy

West Henrietta, NY

(585) 325-3610

INFORMATION STATEMENT

GENERAL INFORMATION

DSS, Inc. (the “Company”) is a New York corporation with its principal executive offices located at 275 Wiregrass Pkwy, West Henrietta, New York 14586. The Company’s telephone number is (585) 325-3610. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors” or “Board”) of the Company to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on February 16, 2026, and will be effective on a date that is at least 20 days after we mail a definitive Information Statement to our Stockholders.

On February 16, 2026, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock approved, by written consent in lieu of a meeting, the below-mentioned actions. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the actions.

January 12, 2026, is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Stockholders of the Company to notify such Stockholders of the following actions to be effective on or about March 9, 2026, which is 20 days after we mail our Definitive Information Statement to our Stockholders on February 17, 2026 (the “Corporate Action(s)”):

1.	Approval of an amendment to the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”) to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder from 674,778 to 3,637,007.

Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Action(s) will become effective no sooner than 20 days after we mail a Definitive Information Statement to our Stockholders. This Information Statement will serve as written notice to our Stockholders pursuant to the Business Corporation Law of the State of New York (“NYBCL”).

The Company has asked brokers and other custodians, nominees and fiduciaries to forward the Information Statement materials to the beneficial owners of our securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to the Company’s Stockholders pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of the Corporate Action(s) taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Action(s) as outlined in this Information Statement, which actions will be effective on a date that is at least 20 days after we mail a Definitive Information Statement to our Stockholders.

WHO IS ENTITLED TO NOTICE?

Each outstanding common share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of 50% of the Company’s outstanding voting power have voted in favor of the Corporate Action(s). Under the NYBCL , stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 9,092,518 shares of Common Stock and 0 shares of Preferred stock. Each share of Common and Preferred Stock are entitled to cast 1 vote per share on all matters submitted to holders of Common Stock.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following actions:

1.	Approval of an amendment to the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”) to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder from 674,778 to 3,637,007.

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Actions.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of the Information Statement materials. Our costs are estimated at approximately $20,000.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 200,000,000 shares of Common Stock, and 47,000 shares of Preferred Stock. As of the Record Date, there were 9,092,518 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding.

Each share of Common Stock is entitled to cast 1 vote per share on all matters submitted to holders of Common Stock.

The following Stockholders voted in favor of the Corporate Action(s):

Common Share Votes

		Percentage of
	Number of Shares	Outstanding Share
Name	Beneficially Owned	Beneficially Owned
Heng Fai Ambrose Chan (1)	6,148,664	67.6%
José Escudero	51	*
Wai Leung William Wu	-	*
Jason Grady	125	*
Todd D. Macko	83	*
Lim Sheng Hon Danny	-	*
Tung Moe Chan	-	*
Frankie Wong	-	*
Joanne Wong	-	*
All officers and directors as a group (9 persons)	6,214,562	67.6%

5% Shareholders
Alset International limited	1,068,309	11.0%
Alset, Inc.	2,581,268	28.4%
Heng Fai Holdings Limited	1,002,978	11.0%

* Less than 1%.

(1)	The beneficial ownership of Heng Fai Chan includes 6,148,664 shares of common stock, consisting of (a) 1,002,978 shares of common stock held by Heng Fai Holdings Limited, an entity controlled by Heng Fai Chan; (b) 1,184,475 shares of common stock held by Heng Fai Chan directly; (C) 311,634 shares of common stock held by Global Biomedical Pte. Ltd.; and (d) 1,068,309 shares of common stock held by Alset International Limited (e) 2,581,268 shares of common stock held by Alset Inc.

Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Action(s) will become effective no sooner than 20 days after we mail a Definitive Information Statement to our Stockholders. This Information Statement will serve as written notice to our Stockholders pursuant to the Business Corporation Law of the State of New York (“NYBCL”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Preferred Stock as of January 12, 2026, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of January 12, 2026, pursuant to the exercise of options or warrants and convertible debt are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. Percentage of ownership of common stock is based on 9,092,518 shares of common stock outstanding on January 12, 2026. Percentage of ownership of Preferred Stock is based on 0 shares of issued and outstanding preferred stock as of January 12, 2026.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock and Preferred Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address of all listed stockholders is c/o DSS, Inc., 275 Wiregrass Pkwy, West Henrietta, NY 14586.

The information set forth in the table below is based on 9,092,518 shares of our Common Stock and 0 shares of Preferred Stock issued and outstanding on January 12, 2026. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after January 12, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of DSS, Inc.: 275 Wiregrass Pkwy, West Henrietta, NY 14586.

Beneficial Ownership of Common Stock

		Percentage of
	Number of Shares	Outstanding Share
Name	Beneficially Owned	Beneficially Owned
Heng Fai Ambrose Chan (1)	6,148,664	67.6%
José Escudero	51	*
Wai Leung William Wu	-	*
Jason Grady	125	*
Todd D. Macko	83	*
Lim Sheng Hon Danny	-	*
Tung Moe Chan	-	*
Frankie Wong	-	*
Joanne Wong	-	*
All officers and directors as a group (9 persons)	6,214,562	67.6%

5% Shareholders
Alset International limited	1,068,309	11.0%
Alset, Inc.	2,581,268	28.4%
Heng Fai Holdings Limited	1,002,978	11.0%

* Less than 1%.

(1)	The beneficial ownership of Heng Fai Chan includes 6,148,664 shares of common stock, consisting of (a) 1,002,978 shares of common stock held by Heng Fai Holdings Limited, an entity controlled by Heng Fai Chan; (b) 1,184,475 shares of common stock held by Heng Fai Chan directly; (C) 311,634 shares of common stock held by Global Biomedical Pte. Ltd.; and (d) 1,068,309 shares of common stock held by Alset International Limited (e) 2,581,268 shares of common stock held by Alset Inc.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNAANCE

Biographical and certain other information concerning the members of the Company’s Board of Directors is set forth below. We are not aware of any proceedings to which our directors, or any associate of our directors are a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Our executive officers and directors as of the date of this report are as follows:

NAME	POSITION
Ambrose Chan Heng Fai	Director, Executive Chairman
José Escudero	Director
Lim Sheng Hon Danny	Director
William Wu Wai Leung	Lead Independent Director
Tung Moe Chan	Director
Joanne Wong Hiu Pan	Director
Frankie Wong Shui Yeung	Director
Jason Grady	Interim Chief Executive Officer
Todd D. Macko	Chief Financial Officer

Biographical and certain other information concerning the Company’s officers and directors is set forth below. Except for Mr. Ambrose Chan Heng Fai and his son Mr. Tung Moe Chan, there are no familial relationships among any of our directors. Except as indicated below, none of our directors is a director of any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Each executive officer serves at the pleasure of the Board of Directors.

Jason Grady, 51, has served as Interim Chief Executive Officer of the Company since October 2024. In this role, Mr. Grady leads the Company’s strategic vision, operational execution and overall performance, while cultivating relationships with the Board of Directors, investors and strategic partners. Prior to assuming the CEO role, Mr. Grady served as the Company’s Chief Operating Officer since August 2019, where he streamlined operations and spearheaded new business development initiatives. Since July 2018, Mr. Grady has also served as President of Premier Packaging Corporation, a wholly owned subsidiary of the Company. From April 2010 to July 2018, Mr. Grady served as Vice President of Sales & Business Development, playing a significant role in expanding the Company’s market presence. Prior to joining the Company, Mr. Grady held senior leadership roles at Parlec Corporation, Berlin Packaging Corporation and OutStart, Inc. Mr. Grady holds a bachelor’s degree in Marketing and Communications and an MBA from Rochester Institute of Technology. The Board believes that Mr. Grady’s extensive operational leadership experience qualifies him to serve as Chief Executive Officer and as a member of the Board.

Todd D. Macko, 53, has served as Chief Financial Officer of the Company since August 16, 2021. Prior to his appointment as Chief Financial Officer, Mr. Macko served as the Company’s Interim Chief Financial Officer and Vice President of Finance, where his responsibilities included overseeing financial and regulatory reporting, managing the Company’s accounting and finance teams, and directing audit, tax and treasury functions. Before joining the Company, Mr. Macko served as Vice President of Finance of Premier Packaging Corporation, a wholly owned subsidiary of the Company, beginning in January 2019. Mr. Macko is a Certified Public Accountant with over 25 years of experience in public and corporate financial management, business leadership and corporate strategy. He previously served as Corporate Controller of Baldwin Richardson Foods and held controller positions at The Outdoor Group, LLC, Genesis Vision, Inc., Complemar Partners, Inc. and Level 3 Communications, Inc. Mr. Macko received a Bachelor of Science degree in Accounting from Rochester Institute of Technology. The Board believes that Mr. Macko’s financial expertise and public company experience qualify him to serve as Chief Financial Officer.

José Escudero, 50, has extensive experience in business transformation, including turnaround, growth and merger and acquisition transactions across multiple industries and jurisdictions. Mr. Escudero has served on the boards and advisory committees of numerous companies and has worked with leading private equity firms, including HIG, Advent and Goldman Sachs. From September 2013 to November 2019, Mr. Escudero served as a Partner at BMI Capital Partners. Since November 2019, he has served as Chief Strategy and M&A Officer of Certisign. Mr. Escudero is currently a partner at the management consulting firm Hallman & Burke and previously worked at Ambers & Co. and PwC. Mr. Escudero holds a Bachelor of Science degree in Economics from Francisco de Vitoria University, a Master’s degree in Corporate Finance and Investment Banking from the Options & Futures Institute, and is currently enrolled in postgraduate business studies at Harvard University. The Board believes that Mr. Escudero’s experience in corporate finance, mergers and acquisitions and international business qualifies him to serve on the Board and its committees.

Wai Leung William Wu, 59, joined the Board of Directors in November 2020 and has served as a director of the Company since October 2019. Mr. Wu has over 29 years of experience in investment banking, capital markets, institutional brokerage and direct investments. He has served as a director of several public companies, including HWH International Inc. and Asia Allied Infrastructure Holdings Limited. Mr. Wu previously served as Chief Executive Officer of Power Financial Group Limited and Chief Executive Officer of SW Kingsway Capital Holdings Limited. Mr. Wu holds a Bachelor of Business Administration degree and a Master of Business Administration degree from Simon Fraser University and is a Chartered Financial Analyst. The Board believes that Mr. Wu’s extensive capital markets and cross-border financial experience qualifies him to serve as an independent director and as a member of the Audit Committee.

Tung Moe Chan, 47, has served as a director of the Company since September 2020. Since August 2020, Mr. Chan has also served as Director of Corporate Development of American Medical REIT Inc., a subsidiary of the Company. Mr. Chan currently serves as Co-Chief Executive Officer and Executive Director of Alset Inc. and Alset International Limited, where he oversees international real estate and investment operations. From April 2014 to June 2015, Mr. Chan served as Chief Operating Officer of Heng Fai Enterprises Limited, and prior thereto served as an executive director of SingHaiyi Group Ltd., overseeing property development projects. Mr. Chan holds a Master of Business Administration degree from the University of Western Ontario and advanced engineering degrees from the University of British Columbia. The Board believes that Mr. Chan’s experience in global operations and corporate development qualifies him to serve as a director.

Hiu Pan Joanne Wong, 49, has served as a director of the Company since 2022. Ms. Wong has served as Director and Responsible Officer of BMI Funds Management Limited since August 2014 and has held management roles in fund administration companies since 2018. Ms. Wong holds an Honors Bachelor’s degree in Chemistry from The Chinese University of Hong Kong. The Board believes that Ms. Wong’s experience in regulatory compliance, fund management and corporate governance qualifies her to serve as a director.

Lim Sheng Hon Danny, 33, has served as a director of the Company since 2020. Mr. Lim currently serves as Senior Vice President, Business Development and Executive Director of Alset International Limited, as an Executive Director of Alset Inc., and as Chief Operating Officer and Chief Strategy Officer of HWH International Inc. Mr. Lim has over eight years of experience in business development, mergers and acquisitions, corporate restructuring and strategic planning. Mr. Lim received a Bachelor’s degree with Honors in Business, specializing in Banking and Finance, from Nanyang Technological University. The Board believes that Mr. Lim’s experience in strategic planning and capital markets qualifies him to serve as a director.

Ambrose Chan Heng Fai, 81, has served as a director of the Company since January 2017 and as Executive Chairman of the Board since March 2019. Mr. Chan has over 45 years of experience in banking and finance and has led the restructuring of numerous companies across multiple industries and jurisdictions. Mr. Chan currently serves as Chairman and/or Chief Executive Officer of several public companies, including Alset Inc., Alset International Limited and HWH International Inc., and has served on the boards of numerous U.S., Hong Kong, Singapore and Australian public companies. The Board believes that Mr. Chan’s extensive international business experience qualifies him to serve as Executive Chairman and as a director.

Shui Yeung Frankie Wong, 55, joined the Board of Directors in July 2022. Mr. Wong is a Certified Public Accountant admitted to practice in Hong Kong and has over 20 years of experience serving as chief financial officer and company secretary of public companies. Mr. Wong has served as a director of Alset Inc., Alset Capital Acquisition Corp., Alset International Limited and Value Exchange International, Inc. Mr. Wong holds a bachelor’s degree in Business Administration and is a practicing member of the Hong Kong Institute of Certified Public Accountants. The Board believes that Mr. Wong’s experience in accounting, corporate governance and public company operations qualifies him to serve as a director and as Chairman of the Nominating and Corporate Governance Committee.

Board of Directors and Committees

The Company has determined that each of Mr. William Wu Wai Leung, Mr. Frankie Wong Shui Yeung, Ms. Joanne Wong Hiu Pan and Mr. José Escudero qualify as independent directors (as defined under Section 803 of the NYSE American LLC Company Guide). On July 22, 2022, Mr. Wu was appointed Lead Independent Director.

In fiscal year 2024, each of the Company’s independent directors attended or participated in approximately 95% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors during the period in which each such director served on such committee. All directors attended last year’s annual general meeting. During the fiscal year ended December 31, 2024, the Board held four meetings and acted by written consent on seven occasions.

Audit Committee

The Company has separately designated an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held six meetings in 2024 and did not act by written consent. The Audit Committee is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm, overseeing the accounting and financial reporting process of the Company, and reviewing related person transactions. The Audit Committee is comprised of Mr. Wu, who serves as Chairman of the Audit Committee, Mr. Wong, and Mr. Escudero. Each of Messrs. Wu and Escudero qualify as a “financial expert” as defined in Item 407 under Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Wong is financially sophisticated. Each of Mr. Wu, Mr. Escudero and Mr. Wong is an independent director (as defined under Section 803 of the NYSE American LLC Company Guide). The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our website, www.dssworld.com.

Compensation and Management Resources Committee

The purpose of the Compensation and Management Resources Committee is to assist the Board in discharging its responsibilities relating to executive compensation, succession planning for the Company’s executive team, and to reviewing and making recommendations to the Board regarding employee benefit policies and programs, incentive compensation plans and equity-based plans. The Compensation and Management Resources Committee met twice in 2024 and did not act by written consent.

The Compensation and Management Resources Committee is responsible for, among other things, (a) reviewing all compensation arrangements for the executive officers of the Company and (b) administering the Company’s stock option plans. The Compensation and Management Resources Committee consists of Mr. Escudero, Mr. Wu and Mr. Wong, with Mr. Escudero as the Chairman. Each of the members of the Compensation and Management Resources Committee is an independent director (as defined under Section 803 of the NYSE American Company Guide). The Compensation and Management Resource Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our website, www.dssworld.com.

The duties and responsibilities of the Compensation and Management Resources Committee in accordance with its charter, are to review and discuss with management and the Board the objectives, philosophy, structure, cost and administration of the Company’s executive compensation and employee benefit policies and programs; no less than annually, review and approve, with respect to the Chief Executive Officer and the other executive officers (a) all elements of compensation, (b) incentive targets, (c) any employment agreements, severance agreements and change in control agreements or provisions, in each case as, when and if appropriate, and (d) any special or supplemental benefits; make recommendations to the Board with respect to the Company’s major long-term incentive plans applicable to directors, executives and/or non-executive employees of the Company and approve (a) individual annual or periodic equity-based awards for the Chief Executive Officer and other executive officers and (b) an annual pool of awards for other employees with guidelines for the administration and allocation of such awards; recommend to the Board for its approval a succession plan for the Chief Executive Officer, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business; review programs created and maintained by management for the development and succession of other executive officers and any other individuals identified by management or the Compensation and Management Resources Committee; review the establishment, amendment and termination of employee benefits plans, review employee benefit plan operations and administration; and any other duties or responsibilities expressly delegated to the Compensation and Management Resources Committee by the Board from time to time relating to the Committee’s purpose.

The Compensation and Management Resources Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Compensation and Management Resources Committee or to meet with any members of, or consultants to, the Compensation and Management Resources Committee. The Company’s Chief Executive Officer does not attend any portion of a meeting where the Chief Executive Officer’s performance or compensation is discussed, unless specifically invited by the Compensation and Management Resources Committee.

The Compensation and Management Resources Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or other executive officer compensation or employee benefit plans and has sole authority to approve the consultant’s fees and other retention terms. The Compensation and Management Resources Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other experts, advisors and consultants to assist in carrying out its duties and responsibilities and has the authority to retain and approve the fees and other retention terms for any external experts, advisors or consultants.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing the appropriate and effective governance of the Company, including, among other things, (a) nominations to the Board of Directors and making recommendations regarding the size and composition of the Board of Directors and (b) the development and recommendation of appropriate corporate governance principles. The Nominating and Corporate Governance Committee comprises of Mr. Wong, the Chairman of the committee, Ms. Wong and Mr. Escudero, each of whom is an independent director (as defined under Section 803 of the NYSE American LLC Company Guide).

In 2024, the Nominating and Corporate Governance Committee did not meet and did not act by written consent. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our website, www.dssworld.com. The Nominating and Corporate Governance Committee adheres to the Company’s By-Laws provisions and Securities and Exchange Commission rules relating to proposals by stockholders when considering director candidates that might be recommended by stockholders, along with the requirements set forth in the committee’s Policy with Regard to Consideration of Candidates Recommended for Election to the Board of Directors, also available on our website. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying and selecting qualified candidates for election to the Board of Directors prior to each annual meeting of the Company’s stockholders. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as other factors, such as the individual’s ethics, integrity and values which the candidate may bring to the Board of Directors. Currently, the Nominating and Corporate Governance Committee does not have an explicit policy regarding diversity, however, when considering candidates nominees shall not be discriminated against based on race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

Code of Ethics

The Company has adopted a Code of Ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of the Company. A copy of the Code of Ethics covering all of our employees, directors and officers, and all other corporate governance documents, is available on the Corporate Governance section of our website at www.dssworld.com.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our Board.

Code of Business Conduct and Ethics

On September 28, 2020, the Board adopted a Business Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Business Code of Ethics has been made available on our website.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceedings in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K

EXECUTIVE OFFICERS

The following are our executive officers and their ages. The biographies for each of Mr. Grady and Mr. Macko are set forth above.

Name	Age	Position
Jason Grady	51	Interim Chief Executive Officer
Todd D. Macko	53	Chief Financial Officer

Jason Grady, Interim Chief Executive Officer - Biographical information regarding Mr. Grady is provided above under Directors and Executive Officers.

Todd D. Macko, Chief Financial Officer - Biographical information regarding Mr. Macko is provided above under Directors and Executive Officers.

EXECUTIVE COMPENSATION

Named Executive Officers.

Summary Compensation Table

The following table sets forth the compensation earned by each of the persons serving as the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, referred to herein collectively as the “Named Executive Officers”, or NEOs, for services rendered to us for the years ended December 31, 2024, and 2023:

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (1)(2)	Total
Frank D. Heuszel, Chief Executive Officer (former)	2023	$260,000	268,000	-	-	-	-	147,196	$675,196
	2024	$193,012		-	-	-	-	82,130	$275,142
Jason Grady, Interim Chief Executive Officer, Chief Operating Officer	2023	$247,344	78,319	-	-	-	-	16,735	$342,398
	2024	$259,149	93,182	-	-	-	-	18,854	$371,185
Todd D. Macko, Chief Financial Officer	2023	$235,609	55,400	-	-	-	-	17,154	$308,163
	2024	$246,165	69,440	-	-	-	-	19,602	$335,207

(1)	As part of a consulting agreement Mr. Heuszel had with APB prior to becoming the CEO of the Company, he is compensated $120,000 annual for various responsibilities. This agreement was terminated in June 2024.
(2)	Includes health insurance premiums, retirement matching funds and automobile expenses paid by the Company.

Employment and Severance Agreements- DSS, Inc.

On December 12, 2023, Frank D. Heuszel, the Chief Executive Officer (“CEO”) of DSS, Inc. (the “Company”) and the Company executed a letter agreement (“Heuszel Interim Agreement”) pursuant to which Mr. Heuszel agreed to act as CEO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Heuszel Interim Period”). Mr. Heuszel’s current employment agreement pursuant to which he serves as CEO expired on December 31, 2023. Mr. Heuszel resigned as the CEO of DSS in August 2025.

On December 15, 2023, Jason Grady, the Chief Operating Officer (“COO”) of the Company and the Company executed a letter agreement (the “Grady Interim Agreement”) pursuant to which Mr. Grady agreed to act as COO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Grady Interim Period”). Mr. Grady’s current employment agreement pursuant to which he serves as COO expired on December 31, 2023. In accordance with the Grady Interim Agreement, Mr. Grady will continue to act as COO until either a new employment agreement is successfully negotiated and executed or if the Grady Interim Agreement is terminated by either party by giving one month’s written notice to the other party. In October of 2024, Mr. Grady was named Interim CEO of DSS and serves in that roll on a month-to-month until a new employment agreement is executed. Mr. Grady’s base salary is $277,000 per annum, which will be payable to him monthly in arrears. There will be no bonus accrued or payable during the Grady Interim Period.

Also on December 15, 2023, Todd Macko, the Chief Financial Officer (“CFO”) of the Company and the Company executed a letter agreement (the “Macko Interim Agreement”) pursuant to which Mr. Macko agreed to act as CFO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Macko Interim Period”). Mr. Macko’s current employment agreement pursuant to which he serves as CFO expired on December 31, 2023. In accordance with the Macko Interim Agreement, Mr. Macko will continue to act as CFO until either a new employment agreement is successfully negotiated and executed or if the Macko Interim Agreement is terminated by either party by giving one month’s written notice to the other party. Pursuant to the Macko Interim Agreement, Mr. Macko’s base salary is $264,000 per annum, which will be payable to him in accordance with the payroll policies of the Company.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, there were no outstanding equity awards to our Named Executive Officers.

Director Compensation

The following table sets forth cash compensation and the value of stock options awards granted to the Company’s non-employee independent directors for their service in 2024:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Current Directors
Heng Fai Ambrose Chan	$-	$-	$-	$-
Jose Escudero	$25,450	$-	$-	$25,450
William Wu	$25,450	$-	$-	$25,450
Tung Moe Chan	$-	$-	$382,500	$382,500
Joanne Wong	$22,500	$-	$-	$22,500
Wong Shui Yueng	$25,450	$-	$-	$25,450
Lim Sheng Hon, Danny	$-	$-	$50,000	$50,000

(2) Mr. Chan has consulting agreements with DSS which pays him $120,000 annual and AMRE which paid him $262,500 during 2024 (this agreement was terminated in 2024). Mr. Lim has a consulting agreement with DSS which pays him $50,000 annually.

Each independent director (as defined under Section 803 of the NYSE MKT LLC Company Guide) is entitled to receive base cash compensation of $18,000 annually, provided such director attends at least 75% of all Board of Director meetings, and all scheduled committee meetings. Each independent director is entitled to receive an additional $1,000 for each Board of Director meeting he attends, and an additional $500 for each nominating and compensation committee meeting he attends and $750 for each audit and executive committee meeting he attends, provided such committee meeting falls on a date other than the date of a full Board of Directors meeting. Each of the independent directors is also eligible to receive discretionary grants of options or restricted stock under the Company’s 2020 Equity Incentive Plan. Non-independent members of the Board of Directors do not receive compensation in their capacity as directors, except for reimbursement of travel expenses.

Equity Compensation Plans Information

The following table sets forth information about our equity compensation plans as of February 16, 2026.

	Restricted stock to be issued upon vesting	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (under equity compensation Plans (excluding securities reflected in column (a & b))

Plan Category	(a)	(b)	(c)	(d)
Equity compensation plans approved by security holders
2013 Employee, Director and Consultant Equity Incentive Plan - options	-	-	$-	-

2013 Employee, Director and Consultant Equity Incentive Plan - warrants	-	-	$-	-

2020 Employee, Director and Consultant Equity Incentive Plan	-	-	-	673,436

Total	-	-	$-	673,436

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except for the below, from January 1, 2020 through the date of this Information Statement, we have not been a party to any transaction or proposed transaction in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation which are described elsewhere in this Information Statement.

Transactions with Related Persons

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2020, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

The Company owns 127,179,291 shares or approximately 4% of the outstanding shares of Alset International Limited (“Alset Intl”), a company incorporated in Singapore and publicly listed on the Singapore Exchange Limited. This investment is classified as a marketable security and is classified as long-term assets on the consolidated balance sheets as the Company has the intent and ability to hold the investments for a period of at least one year. The Chairman of the Company, Mr. Heng Fai Ambrose Chan, is the Executive Director and Chief Executive Officer of Alset Intl. Mr. Chan is also the majority shareholder of Alset Intl as well as the largest shareholder of the Company. The fair value of the marketable security as of December 31, 2024, and December 31, 2023, was approximately $2,518,000 and $3,269,000 respectively. During the year ended December 31, 2024 and December 31, 2023, the Company recorded unrealized loss on this investment of approximately $750,000 and unrealized loss of $50,000, respectively.

On August 29, 2022, DSS Financial Management Inc and BMI Capital, Inc. (“BMIC”), a related party, entered into a promissory note (“Note 8”) in the principal sum of $100,000 with interest of 8%, is due in three quarterly installments beginning on September 14, 2022. All unpaid principal and interest is due on August 29, 2025. The outstanding principal and interest at December 31, 2024 approximated $86,000, and was fully reserved for as of December 31, 2024. At December 31, 2023, the balance approximated $100,000 of which $76,000 is included in the Current portion of notes receivable and $24,000 is included in the long-term portion of notes receivable. DSS owns 24.9% of the outstanding common shares of BMIC.

On May 8, 2023, DSS Financial Management Inc and BMIC entered into a promissory note (“Note 9”) in the principal sum of $102,000 with interest at the prime rate plus 2% (10.5% at September 30, 2024 and December 31, 2023) with a maturity date of May 7, 2026. The outstanding principal and interest at December 31, 2024 approximated $110,000, and was fully reserved for as of December 31, 2024. At December 31, 2023 approximates $107,000 with approximately $53,000 of principal and accrued interest classified as Current portion notes receivable, and the remaining balance of approximately $54,000 is recorded as notes receivable, on the accompanying consolidated balance sheet. DSS owns 24.9% of the outstanding common shares of BMIC.

On July 26, 2022, APF and VEII, Inc. (“VEII”) entered into a promissory note (“Note 10”) in the principal sum of $1,000,000 with interest of 8% with all unpaid principal and interest due on July 26, 2024. This note was amended so that all unpaid principal and interest is due July 26, 2025. The outstanding principal and interest on September 30, 2024 approximates $959,000, and is included in notes receivable on the accompanying consolidate balance sheet. Approximately $480,000 of Note 10 was reserved for as of March 31, 2024. No additional reserve was deemed necessary as of December 31, 2024. The outstanding principal and interest on December 31, 2023, approximates $939,000, net of $20,000 of unamortized origination fees and is included in notes receivable on the accompanying consolidate balance sheet. Heng Fai Ambrose Chan, the Chairman of DSS, Inc is also the on the board of directors of VEII.

On October 13, 2021, LVAM entered into loan agreement with BMIC (“BMIC Loan”), a related party, whereas LVAM borrowed the principal amount of $3,000,000, with interest to be charged at a variable rate to be adjusted at the maturity date. The BMIC Loan matures on October 12, 2022, and contains an auto renewal period of three months. As of December 31, 2024 and December 31, 2023, $463,000 and $547,000, respectively, are included in Current portion of long-term debt, net on the consolidated balance sheet.

On October 13, 2021, LVAM entered into a loan agreement with Lee Wilson Tsz Kin (“Wilson Loan”), a related party, whereas LVAM borrowed the principal amount of $3,000,000, with interest to be charged at a variable rate to be calculated at the maturity date. The Wilson Loan matures on October 12, 2022, and contains an auto renewal period of nine months. This loan was funded during March 2022. As of December 31, 2024 $145,000 is included in the Current portion of long-term debt, net on the consolidated balance sheet. As of December 31, 2023 $2,131,000 is included in the Current portion of long-term debt, net on the consolidated balance sheet.

On December 10, 2024, DSS entered into a securities purchase agreement with Alset Inc., a related party, pursuant to which the Company agreed to sell and issue in a private placement an aggregate of 820,597 shares of the Company’s common stock for approximately $803,000.

On December 10, 2024, DSS entered into a securities purchase agreement with Heng Fai Ambrose Chan, the Chaiman of the Board of Directors and a related party, pursuant to which the Company agreed to sell and issue in a private placement an aggregate of 205,149 shares of the Company’s common stock for approximately $197,000.

On February 6, 2025, as a bonus for compensation awarded to Heng Fai Holdings Limited (“HFHL”), a Hong Kong Company, which is beneficially owned by Mr. Heng Fai Ambrose Chan, Director of DSS, Inc., and pursuant to DSS, Inc’s. 2020 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), HFHL was awarded 1,000,000 shares of the Company’s common stock under the Plan, for services rendered. The issuance was approved by the board of directors on January 31, 2025.

Review, Approval or Ratification of Transactions with Related Persons

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. In addition, the Board applies the following standards to such reviews: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

Director Independence

The Company has adopted the standards of NYSE American for determining the independence of its directors.

These independence standards specify the relationships deemed sufficiently material to create the presumption that a director is not independent. No director qualifies as independent unless the Company’s Board affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Section 803A of the NYSE American Company Guide (and related commentary) sets forth the following non-exclusive list of persons who shall not be considered independent:

(a)	a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);
(b)	a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service,
(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company,
(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(d)	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;
(e)	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or
(f)	a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Directors serving on the Company’s audit committee must also comply with the additional, more stringent requirements set forth in Section 803B of the NYSE American Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Consistent with these considerations, the Board affirmatively determined that Mr. Wai Leung William Wu, Mr. Shui Yeung Frankie Wong, and Mr. José Escudero each meets the definition of “independent director” under the rules of NYSE American.

Directors serving on the Company’s compensation committee must also comply with the additional, more stringent requirements as set forth in Section 805(c) of the NYSE American Company Guide.

ACTION NO. 1

APPROVAL OF THE COMPANY’S 2020 EQUITY INCENTIVE PLAN AND THE AUTHORIZATION OF UP TO 3,637,007 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

Summary

The Company’s 2020 Equity Incentive Plan (the “2020 Plan”) was adopted by the Board on December 19, 2019 to be able to issue equity awards to service providers in order to motivate and retain such persons and to further align their interests with those of our Stockholders.

Having an adequate number of shares available for future equity compensation grants is necessary to promote our long-term success and the creation of Stockholder value by:

●	Enabling us to continue to attract and retain the services of key service providers who would be eligible to receive grants;

●	Aligning participants’ interests with Stockholders’ interests through incentives that are based upon the performance of our Common Stock; and

●	Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance.

The 2020 Plan will provide for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), other equity awards and/or cash awards to employees, directors and consultants.

The 2020 Plan will remain in effect until the earlier of (i) December 9, 2029 and (ii) the date upon which the 2020 Plan is terminated pursuant to its terms, and in any event subject to the maximum share limit of the 2020 Plan.

Prior to this Information Statement, the 2020 Plan initially authorized 241,204 shares of Common Stock for issuance thereunder and includes an automatic annual increase in the number of shares available for issuance on the first day of each calendar year, subject to the limitations set forth in the 2020 Plan. As of December 31, 2024, 814,184 shares of Common Stock were available for issuance under the 2020 Plan.

In January 2025, the Company granted an equity award to Ambrose Chan Heng Fai, the Company’s Executive Chairman, under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). As a result of this grant, the aggregate number of shares of common stock subject to awards granted to Mr. Chan exceeded the 20% individual award limit set forth in the 2020 Plan. Notwithstanding the foregoing, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock subsequently approved, by written consent in lieu of a meeting, an amendment to the 2020 Plan to increase the share reserve thereunder, which increase is intended, in part, to address and accommodate the shares underlying the January 2025 grant to Mr. Chan that exceeded such individual limit.

This Proposal No. 1 shall authorize up to a maximum aggregate of 3,637,007 shares of Common Stock which may be issued under the 2020 Plan, subject to availability.

Assuming all 3,637,007 shares become available and the Company may issue the full amount of awards under the 2020 Plan, the number of shares available for issuance under the 2020 Plan shall constitute approximately 40% of our issued and outstanding shares of Common Stock as of the Record Date. The 2020 Plan is intended to provide us with a sufficient number of shares to satisfy our equity grant requirements for the foreseeable future, based on the current scope and structure of our equity incentive programs and the rate at which we expect to grant stock options, restricted stock, and/or other forms of equity compensation.

When approving the authorization of up to 3,637,007 shares of Common Stock issuable pursuant to the 2020 Plan, the Board considered a number of factors, including those set forth below:

●	Alignment with our Stockholders. Achieving superior, long-term results for our Stockholders remains one of our primary objectives. We believe that stock ownership enhances the alignment of the long-term economic interests of our employees and our Stockholders.

●	Attract, Motivate and Retain Key Employees. We compete for employees in a variety of geographic and talent markets and strive to maintain compensation programs that are competitive in order to attract, motivate and retain key employees. If we are unable to grant equity as part of our total compensation strategy, our ability to attract and retain all levels of talent we need to operate our business successfully would be significantly harmed.

●	Balanced Approach to Compensation. We believe that a balanced approach to compensation - using a mix of salaries, performance-based bonus incentives and long-term equity incentives (including performance based equity) encourages management to make decisions that favor long-term stability and profitability, rather than short-term results.

●	Burn Rate and Dilution. When deciding to adopt the 2020 Plan, the Board evaluated our projected need for equity grants over the next year, our expected burn rate of shares under the 2020 Plan and the dilutive impact of the proposed share allocation.

After carefully considering each of these points, the Board believes the 2020 Plan is essential for our future success and encourages Stockholders to consider these points in voting to approve this action.

Set forth below is a summary of the 2020 Plan, which is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is included as Appendix A to this Information Statement. If there is any inconsistency between the following summary of the 2020 Plan and Appendix A, the full text of the 2020 Plan included as Appendix A shall govern.

Key Features of the 2020 Plan

Certain key features of the 2020 Plan are summarized as follows:

●	If not terminated earlier by the Board, the 2020 Plan will terminate on December 9, 2029.

●	Up to a maximum aggregate of 3,637,007 shares of Common Stock may be issued under the 2020 Plan, subject to availability.

●	The 2020 Plan will generally be administered by the Board or a committee designated by the Board (the “2020 Plan Committee”). The Board may also designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act.

●	Employees, consultants and Board members are eligible to receive awards, provided that the 2020 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

●	Awards may consist of ISOs, NQSOs, restricted stock, SARs, other equity awards and/or cash awards.

●	Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of our Common Stock on the date of grant.

●	Stock options and SARs may not be repriced or exchanged without Stockholder approval.

●	The maximum exercisable term of stock options and SARs may not exceed ten years.

●	Awards are subject to recoupment of compensation policies adopted by the Company.

Background and Purpose of the 2020 Plan. The purpose of the 2020 Plan is to promote our long-term success and the creation of Stockholder value by:

●	Attracting and retaining the services of key employees who would be eligible to receive grants as selected participants;

●	Motivating selected participants through equity-based compensation that is based upon the performance of our Common Stock; and

●	Further aligning selected participants’ interests with the interests of our Stockholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2020 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) SARs, (3) restricted stock, (4) other equity awards and (5) cash awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2020 Plan. The 2020 Plan Committee will determine, in its discretion, the selected participants who will be granted awards under the 2020 Plan. As of the Record Date, approximately 15 individuals (including 2 officers and 7 directors) were eligible to participate in the 2020 Plan.

Shares Subject to the 2020 Plan. The maximum number of shares of Common Stock that can be issued under the 2020 Plan is 3,637,007 shares. The shares underlying forfeited or terminated awards (without payment of consideration), or unexercised awards become available again for issuance under the 2020 Plan. The 2020 Plan also imposes other limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and which are discussed elsewhere in this action. No fractional shares may be issued under the 2020 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant. To the extent that there are no authorized and unreserved shares of Common Stock available for the 2020 Plan, the awards underlying the 2020 Plan will not be issuable until such time, and from time to time, as shares of Common Stock are available and in such amounts as are available.

Administration of the 2020 Plan. The 2020 Plan will be administered by the 2020 Plan Committee. Subject to the terms of the 2020 Plan, the 2020 Plan Committee has the sole discretion, among other things, to:

●	Select the individuals who will receive awards;

●	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

●	Correct any defect, supply any omission, or reconcile any inconsistency in the 2020 Plan or any award agreement;

●	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2020 Plan;

●	Permit a participant to defer compensation to be provided by an award; and

●	Interpret the provisions of the 2020 Plan and outstanding awards.

The 2020 Plan Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). In addition, the 2020 Plan Committee may use the 2020 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2020 Plan Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant of the stock option. The fair market value of a share of our Common Stock for the purposes of pricing our awards shall be equal to the closing price for our Common Stock as reported by the NYSE American LLC or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without Stockholder approval.

Stock options granted under the 2020 Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of Common Stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2020 Plan provides that all 5,000,000 shares may be issued pursuant to the exercise of ISOs, subject to the availability of underlying shares of Common Stock.

A stock option granted under the 2020 Plan generally cannot be exercised until it becomes vested. The 2020 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2020 Plan may not exceed ten years from the date of grant although the 2020 Plan Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2020 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the 2020 Plan Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The 2020 Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2020 Plan may not exceed ten years from the date of grant, subject to the discretion of the 2020 Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof, as the 2020 Plan Committee may determine. SARs may not be repriced or exchanged without Stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the 2020 Plan Committee. The 2020 Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the 2020 Plan Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Other Awards. The 2020 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2020 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2020 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the 2020 Plan Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Adjustments upon Changes in Capitalization.

In the event of the following actions:

●	stock split of our outstanding shares of Common Stock;

●	stock dividend;

●	dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;

●	consolidation;

●	combination or reclassification of the shares;

●	recapitalization;

●	spin-off; or

●	other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the 2020 Plan Committee:

●	maximum number of shares that can be issued under the 2020 Plan (including the ISO share grant limit);

●	number and class of shares issued under the 2020 Plan and subject to each award;

●	exercise prices of outstanding awards; and

●	number and class of shares available for issuance under the 2020 Plan.

Merger, Consolidation or Asset Sale. If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards remain outstanding under the 2020 Plan, unless provisions are made in connection with such transaction for the continuance of the 2020 Plan and/or the assumption or substitution of such awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the applicable award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

Term of the 2020 Plan. The 2020 Plan is in effect until 2035 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2020 Plan.

Governing Law. The 2020 Plan shall be governed by the laws of the State of New York (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2020 Plan. The Board generally may amend or terminate the 2020 Plan at any time and for any reason, except that it must obtain Stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Certain Federal Income Tax Information

The following is a general summary, as of September 29, 2021, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2020 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2020 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the Common Stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. Utilization of losses is subject to special rules and limitations.

Nonstatutory Stock Options. A participant who receives a nonstatutory stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares, if any.

Stock Units. No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares issued or payment received in connection with the vested stock units.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2020 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an nonqualified stock option or vesting of restricted stock).

Internal Revenue Code Section 162(m) Deduction Limitation. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our executive officers and other persons who are subject to Code Section 162(m). Therefore, compensation derived from 2020 Plan awards may not be fully deductible by the Company.

Internal Revenue Code Section 280G. For certain persons, if a change in control of the Company causes an award to vest or become newly payable, or if the award was granted within one year of a change in control and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Section 280G of the Code (generally, this dollar limit is equal to three times the five-year historical average of the individual’s annual compensation received from the Company), then the entire amount exceeding the individual’s average annual compensation will be considered an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount and the Company cannot deduct the excess amount from its taxable income.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2020 Plan (such as stock units). The intent is for the 2020 Plan, including any awards available thereunder, to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits. All 2020 Plan awards are granted at the 2020 Plan Committee’s discretion, subject to the limitations contained in the 2020 Plan. Future benefits and amounts that will be received or allocated under the 2020 Plan are not presently determinable. As of August 4, the fair market value of a share of our Common Stock (as determined by the closing price quoted by the NYSE American LLC on that date) was $0.619.

Existing Plan Benefits. As of the Record Date, no awards have been granted under the 2020 Plan.

Effective Date

Approval of the 2020 Plan will be effective 20 days after the mailing date of the definitive Information Statement.

Vote Required; Manner of Approval

Approval of the 2020 Plan requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders, in accordance with the NYBCL and the Company’s Bylaws. Since holders of 67% of our outstanding voting stock on the Record Date delivered a written consent on no further vote, approval or consent of shareholders is required to approve or authorize this action.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), as filed with the SEC on March 31, 2025, is available at www.dssinc.com together with this Information Statement. We will furnish the Annual Report and/or any exhibit to our Annual Report free of charge to any stockholder upon written request as set forth in the Notice of Internet Availability. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing of the Information Statement materials and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement materials to beneficial owners of the Company’s voting securities.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 275 Wiregrass Pkwy., Henrietta, NY 14586; Attn: Investor Relations, or call the Company at (585) 325-3610 and we will promptly deliver the Information Statement, as applicable, to you upon your request. Stockholders who received multiple copies of the Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ Ambrose Chan Heng Fai
Ambrose Chan Heng Fai Executive Chairman of the Board

Henrietta, NY
February 17, 2026